                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement Nos. 33-60551, 333-44711, 333-50051, 333-82069, 333-97569 and 333-108500 of Triarc
Companies, Inc. on Form S-8 and Registration Statement Nos. 333-110719 and 333-110929 of Triarc Companies, Inc. on Form S-3 of our report dated March 11, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill), appearing in the Annual Report on Form 10-K of Triarc Companies, Inc. for the fiscal year ended December 28, 2003.

DELOITTE & TOUCHE LLP

New York, New York
March 11, 2004